Exhibit 10.20
EXECUTION VERSION
FIRST AMENDMENT
TO FINANCING AGREEMENT
          FIRST AMENDMENT, dated as of April 30, 2009 (this “Amendment”), to the Financing Agreement, dated as of March 13, 2009, as amended, supplemented or otherwise modified from time to time (as so amended, the “Financing Agreement”), by and among Imperial Life Financing II, LLC, a Georgia limited liability company (the “Borrower”), the lenders from time to time party thereto (each a “Lender” and collectively, the “Lenders”), CTL Holdings II LLC, a Georgia limited liability company (“CTL”), as collateral agent for the Lenders (in such capacity, the “Collateral Agent”), and CTL Holdings II, LLC, a Georgia limited liability company, as administrative agent for the Lenders (in such capacity, the “Administrative Agent” and together with the Collateral Agent, each an “Agent” and collectively, the “Agents”).
          WHEREAS, the Borrower, the Agents and the Lenders wish to amend certain terms and provisions of the Financing Agreement as hereafter set forth.
          NOW THEREFORE, in consideration of the premises and other good and valuable consideration, the parties hereto hereby agree as follows:
          1. Definitions. All terms used herein that are defined in the Financing Agreement and not otherwise defined herein shall have the meanings assigned to them in the Financing Agreement.
          2. Amendments.
               (a) New Definitions. Section 1.01 of the Financing Agreement is hereby amended by adding the following definitions, in appropriate alphabetical order:
                    ““First Amendment” means the First Amendment to Financing Agreement, dated as of April 30, 2009, among the Borrower, the Agents and the Lenders.”
                    ““First Amendment Effective Date” means the date on which the First Amendment shall become effective in accordance with its terms.”
               (b) Definitions. The definition of “Term Loan Commitment Termination Date” in Section 1.01 of the Financing Agreement is hereby amended and restated in its entirety to read as follows:
          “Term Loan Commitment Termination Date” means the earliest to occur of (i) the date the Term Loan Commitments are permanently reduced to zero pursuant to Section 2.01(b), (ii) the date of the termination of the Term Loan Commitments pursuant to Section 9.01, (iii) May 4, 2009 and (iv) the date of any change in law that makes it illegal or imposes adverse conditions on Premium Finance Loans as contemplated by the Transaction Documents.
          3. Representations and Warranties. The Borrower hereby represents and warrants to the Agents and the Lenders as follows:
               (a) Representations and Warranties; No Event of Default. The

representations and warranties herein, in Article VI of the Financing Agreement and in each other Loan Document, certificate or other writing delivered by or on behalf of the Borrower to any Agent or any Lender pursuant to the Financing Agreement or any other Loan Document on or prior to the First Amendment Effective Date are true and correct on and as of such date as though made on and as of such date (unless such representations or warranties are stated to relate to an earlier date, in which case such representations and warranties shall be true and correct as of such earlier date), and no Default or Event of Default (except as expressly waived hereunder) has occurred and is continuing as of the First Amendment Effective Date or would result from this Amendment becoming effective in accordance with its terms.
               (b) Organization, Good Standing, Etc. The Borrower (i) has been duly formed or organized and is validly existing and in good standing under the laws of its jurisdiction of organization or formation, (ii) has all requisite power and authority to conduct its business as now conducted and as presently contemplated, and to execute and deliver this Amendment, and to consummate the transactions contemplated hereby and by the Financing Agreement, as amended hereby, and (iii) is duly qualified to do business in, and is in good standing in each jurisdiction where the character of the properties owned or leased by it or in which the transaction of its business makes such qualification necessary.
               (c) Authorization; Enforceability. The execution, delivery and performance of this Amendment by the Borrower, and the performance of the Financing Agreement, as amended hereby (i) are within the power and authority of the Borrower and have been duly authorized by all necessary action and (ii) have been duly authorized, executed and delivered by the Borrower and constitute legal, valid and binding obligations of the Borrower, enforceable in accordance with their respective terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally.
               (d) Governmental Approvals; No Conflicts. The execution, delivery and performance of this Amendment by the Borrower, and the performance of the Financing Agreement, as amended hereby (i) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority that has not been obtained, (ii) will not violate any applicable law, policy or regulation or the organizational documents of the Borrower or any order of any Governmental Authority, (iii) will not violate or result in a default under any indenture, agreement or other instrument binding upon the Borrower, or any of its assets, or give rise to a right thereunder to require any payment to be made by the Borrower, (iv) do not and will not result in any default, noncompliance, suspension, revocation, impairment, forfeiture or nonrenewal of any permit, license, authorization or approval applicable to its operations or any of its properties and (v) except for the Liens created by the Loan Documents, will not result in the creation or imposition of any Lien on any asset of the Borrower.
          4. Conditions to Effectiveness. This Amendment shall become effective only upon satisfaction in full, in a manner satisfactory to the Agents, of the following conditions precedent (the first date upon which all such conditions shall have been satisfied being herein called the “First Amendment Effective Date”):

               (a) The Agents shall have received (i) this Amendment, duly executed by the Borrower, each Agent and each Lender and (ii) the Notice of Resignation and Appointment, dated as of the date hereof, duly executed by the Borrower, each Agent, each Lender and White Oak Global Advisors, LLC, pursuant to which CTL resigns as Collateral Agent and Administrative Agent and White Oak Global Advisors, LLC, is appointed as Collateral Agent and Administrative Agent.
               (b) The representations and warranties contained in this Amendment and in Article VI of the Financing Agreement and in each other Loan Document shall be true and correct on and as of the First Amendment Effective Date as though made on and as of such date (except to the extent such representations and warranties expressly relate to an earlier date in which case such representations and warranties shall be true and correct as of such earlier date).
               (c) No Default or Event of Default shall have occurred and be continuing on the First Amendment Effective Date or result from the Amendment becoming effective in accordance with its terms.
               (d) All legal matters incident to this Amendment shall be satisfactory to the Agents and their respective counsel.
          5. Continued Effectiveness of the Financing Agreement and Other Loan Documents. The Borrower hereby (i) acknowledges and consents to this Amendment, (ii) confirms and agrees that the Financing Agreement and each other Loan Document to which it is a party is, and shall continue to be, in full force and effect and is hereby ratified and confirmed in all respects except that on and after the First Amendment Effective Date all references in any such Loan Document to “the Financing Agreement”, the “Agreement”, “thereto”, “thereof”, “thereunder” or words of like import referring to the Financing Agreement shall mean the Financing Agreement as amended by this Amendment, and (iii) confirms and agrees that to the extent that any such Loan Document purports to assign or pledge to the Collateral Agent for the benefit of the Agents and the Lenders, or to grant to the Collateral Agent for the benefit of the Agents and the Lenders a security interest in or Lien on, any Collateral as security for the Obligations of the Borrower from time to time existing in respect of the Financing Agreement (as amended hereby) and the other Loan Documents, such pledge, assignment and/or grant of the security interest or Lien is hereby ratified and confirmed in all respects. This Agreement does not and shall not affect any of the obligations of the Borrower, other than as expressly provided herein, including, without limitation, the Borrower’s obligation to repay the Loans in accordance with the terms of Financing Agreement, or the obligations of the Borrower under any Loan Document to which it is a party, all of which obligations shall remain in full force and effect. Except as expressly provided herein, the execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of the Agents or any Lender under the Financing Agreement or any other Loan Document, nor constitute a waiver of any provision of the Financing Agreement or any other Loan Document.
          6. Release. The Borrower hereby acknowledges and agrees that: (a) neither it nor any of its Affiliates has any claim or cause of action against any Agent or any Lender (or any of their respective Affiliates, officers, directors, employees, attorneys, consultants or agents)

and (b) each Agent and each Lender has heretofore properly performed and satisfied in a timely manner all of its obligations to the Borrower and its Affiliates under the Financing Agreement and the other Loan Documents. Notwithstanding the foregoing, the Agents and the Lenders wish (and the Borrower agrees) to eliminate any possibility that any past conditions, acts, omissions, events or circumstances would impair or otherwise adversely affect any of the Agents’ and the Lenders’ rights, interests, security and/or remedies under the Financing Agreement and the other Loan Documents. Accordingly, for and in consideration of the agreements contained in this Amendment and other good and valuable consideration, the Borrower (for itself and its Affiliates and the successors, assigns, heirs and representatives of each of the foregoing) (collectively, the “Releasors”) does hereby fully, finally, unconditionally and irrevocably release and forever discharge each Agent, each Lender and each of their respective Affiliates, officers, directors, employees, attorneys, consultants and agents (collectively, the “Released Parties”) from any and all debts, claims, obligations, damages, costs, attorneys’ fees, suits, demands, liabilities, actions, proceedings and causes of action, in each case, whether known or unknown, contingent or fixed, direct or indirect, and of whatever nature or description, and whether in law or in equity, under contract, tort, statute or otherwise, which any Releasor has heretofore had or now or hereafter can, shall or may have against any Released Party by reason of any act, omission or thing whatsoever done or omitted to be done on or prior to the First Amendment Effective Date arising out of, connected with or related in any way to this Amendment, the Financing Agreement or any other Loan Document, or any act, event or transaction related or attendant thereto, or the agreements of any Agent or any Lender contained therein, or the possession, use, operation or control of any of the assets of the Borrower, or the making of any Loans or other advances, or the management of such Loans or advances or the Collateral on or prior to the First Amendment Effective Date.
          7. Miscellaneous.
               (a) This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which shall be deemed to be an original but all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of this Amendment by facsimile or electronic mail shall be equally effective as delivery of an original executed counterpart of this Amendment.
               (b) Section and paragraph headings herein are included for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.
               (c) This Amendment shall be governed by, and construed in accordance with, the laws of the State of New York.
               (d) The Borrower hereby acknowledges and agrees that this Amendment constitutes a “Loan Document” under the Financing Agreement. Accordingly, it shall be an Event of Default under the Financing Agreement if (i) any representation or warranty made by the Borrower under or in connection with this Amendment shall have been untrue, false or misleading in any material respect when made, or (ii) the Borrower shall fail to perform or observe any term, covenant or agreement contained in this Amendment.

               (e) Any provision of this Amendment that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining portions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.
               (f) The Borrower will pay on demand all reasonable fees, costs and expenses of the Agents and the Lenders in connection with the preparation, execution and delivery of this Amendment or otherwise payable under the Financing Agreement, including, without limitation, reasonable fees, disbursements and other charges of counsel to the Agents.
     [remainder of page intentionally left blank]

         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed and delivered as of the date set forth on the first page hereof.

BORROWER: IMPERIAL LIFE FINANCING II, LLC
By:	/s/ Beverly F. Gross
	Name:	Beverly F. Gross
	Title:	President

ADMINISTRATIVE AGENT, COLLATERAL AGENT AND LENDER: CTL HOLDINGS II LLC
By:	/s/ Antony Mitchell
	Name:	Antony Mitchell
	Title:	President

REQUIRED LENDER: WHITE OAK STRATEGIC MASTER FUND, LP
By:	WHITE OAK GLOBAL ADVISORS, LLC, its Investment Advisor

By:	/s/ Ken Masters
	Name:	Ken Masters
	Title:	Managing Member

First Amendment